Exhibit 99.1

Contact:	Will Davis
SVP of Marketing and Investor Relations
Chief of Staff
Phone: 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports First Quarter 2016 Results

First Quarter 2016 Highlights:

•	Year-over-year growth in consolidated revenues and Adjusted EBITDA

•	$50.8 million total revenue, up nearly 1%

•	$23.1 million Adjusted EBITDA, up nearly 3%

•	Operating income $3.1 million for the quarter and net loss of $2.9 million, or ($0.13) per diluted share

•	Update on Creation of Pure-Play Fiber Entity

•	Efforts to separate legacy assets continue with consultants fully engaged

•	Continue to expect articulation of separation plan alternatives by the third quarter of 2016 earnings call

•	Total 1Q16 Data revenue of $29.6 million, up 7% year-over-year

•	Continue to expect Data revenue growth of 8-10% in 2016

•	Total Fiber to the Cell (“FTTC”) and Enterprise revenue in 1Q16 of $20.5 million, up 19% year-over-year

•	FTTC/Enterprise constitutes 69% of total Data revenue versus 62% in the prior year and collectively reached, on a run-rate basis, 95% tied to Ethernet and other advanced fiber technologies

•	Strong Fiber Metric Growth

•	Reached 1,252 unique FTTC sites, up 38% year-over-year; and 1,592 total FTTC connections, up 29% year-over-year

•	Added 80 lit Enterprise buildings in 1Q16 to reach 1,812, up 18% year-over-year

•	Completed 127 fiber route miles in 1Q16 and added 779 in the last year

•	36 data centers now connected to the Lumos fiber network, up from 31 since 1Q15

•	Network Expansion into Richmond and Norfolk

•	822-mile fiber network, underpinned by 257 unique FTTC site contract, is now operational

•	Increases Total Enterprise Addressable Market by an estimated $135 million in annual revenue, or 60%

•	Annual financial guidance maintained at $206 to $210 million for revenue, $93 to $96 million for Adjusted EBITDA and $85 to $95 million for capital expenditures

WAYNESBORO, VA – May 5, 2016 – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a leading fiber-based service provider in the Mid-Atlantic region, today announced its first quarter of 2016 results. Total revenue in the first quarter of 2016 was $50.8 million, an increase of 0.6% from the prior year period. Total Adjusted EBITDA was approximately $23.1 million, up nearly 3% from the prior year period.

“Lumos Networks made continued progress in the first quarter of 2016 in our transformation to a fiber bandwidth infrastructure provider,” said Timothy G. Biltz, President and CEO of Lumos Networks. “We achieved both revenue and Adjusted EBITDA growth from the prior year period and we reiterate our 2016 annual guidance for revenue of $206-$210 million and Adjusted EBITDA of $93-$96 million.”

“We have now completed our 822-mile fiber expansion into the Richmond and Norfolk/Hampton Roads markets in Virginia, underpinned by a large FTTC contract with a major US wireless operator,” continued Mr. Biltz. “This is a significant event in the history of Lumos. We were able to pull in the completion of this game changing build by nearly two quarters and we believe this network provides the foundation for our next leg of growth.”

“The overall pipeline of business within our Data segment remains robust as our large Carrier and Enterprise customers continue to seek advanced fiber solutions to handle significant bandwidth demand for mission critical systems, all underpinned by long-term contracts,” Mr. Biltz continued.

The Company generated operating income of $3.1 million for the three months ended March 31, 2016. Net loss attributable to Lumos Networks Corp. was $2.9 million, or ($0.13) per diluted share, for the first quarter of 2016.

Business Outlook

For the full year 2016, the Company reiterates its financial guidance for revenue of $206 to $210 million, Adjusted EBITDA of $93 to $96 million and capital expenditures of $85 to $95 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Johan Broekhuysen, CFO, and Will Davis, SVP of Marketing and Investor Relations, Chief of Staff to discuss today’s announcement and to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on May 5, 2016.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks First Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through May 20, 2016 and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10084726

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 24 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 8,734 fiber route miles and more than 401,000 total fiber strand miles, Lumos Networks connects 1,252 unique Fiber to the Cell sites, 1,592 total FTTC connections, 36 data centers, including 7 company owned co-location facilities, 1,812 on-net buildings and over 3,000 total on-net locations. In 2015, Lumos Networks generated over $114 million in Data revenue and over $51 million in Adjusted EBITDA over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Contribution Margin is net income or loss attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, employee separation charges, restructuring charges, gain or loss on interest rate swap derivatives, corporate general and administrative expenses, including equity-based compensation and amortization of actuarial gains or losses, and indirect operating expenses. Contribution Margin ratio is calculated as the ratio of Contribution Margin, as defined, to operating revenues.

Adjusted EBITDA is net income attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization and accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, equity-based compensation, amortization of actuarial losses, employee separation charges, restructuring charges and gain (loss) on interest rate swap derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Contribution Margin, Contribution Margin Ratio, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to grow our data business on an organic or inorganic basis in order to offset expected revenue declines in legacy voice and access products; our ability to divest our legacy business on a timely basis; our ability to effectively allocate capital and implement our network expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Non-GAAP Financial Measures to GAAP Results

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$37,645	$13,267
Marketable securities	52,379	88,811
Accounts receivable, net	22,369	20,796
Other receivables	215	852
Income tax receivable	473	568
Prepaid expenses and other	5,526	7,215

Total Current Assets	118,607	131,509

Securities and investments	1,245	1,180

Property, plant and equipment, net	517,174	498,944

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	10,434	11,078
Deferred charges and other assets	7,357	2,364

Total Other Assets	118,088	113,739

Total Assets	$755,114	$745,372

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$13,992	$10,400
Accounts payable	13,157	14,182
Advance billings and customer deposits	14,156	13,849
Accrued compensation	2,559	1,191
Accrued operating taxes	4,054	3,907
Other accrued liabilities	5,144	4,974

Total Current Liabilities	53,062	48,503

Long-Term Liabilities
Long-term debt, net of unamortized discount and debt issuance costs, excluding current portion	461,628	456,300
Retirement benefits	16,785	17,029
Deferred income taxes, net	88,361	89,193
Other long-term liabilities	2,063	2,016

Total Long-term Liabilities	568,837	564,538

Stockholders’ Equity	132,221	131,392

Noncontrolling Interests	994	939

Total Equity	133,215	132,331

Total Liabilities and Equity	$755,114	$745,372

Lumos Networks Corp.

Condensed Consolidated Statements of Operations

	Three months ended March 31,
(In thousands, except per share amounts)	2016	2015
Operating Revenues	$50,794	$50,495

Operating Expenses
Cost of revenue, exclusive of depreciation and amortization	10,212	10,453
Selling, general and administrative, exclusive of depreciation and amortization[1]	23,335	19,093
Depreciation and amortization	11,891	11,868
Accretion of asset retirement obligations	34	34
Restructuring charges[2]	2,207	633

Total Operating Expenses	47,679	42,081

Operating Income	3,115	8,414

Other Income (Expenses)
Interest expense	(6,989)	(3,486)
Gain on interest rate swap derivatives	—	82
Other income (expenses), net	174	(243)

(Loss) Income Before Income Tax Expense	(3,700)	4,767

Income Tax (Benefit) Expense	(861)	2,009

Net (Loss) Income	(2,839)	2,758

Net Income Attributable to Noncontrolling Interests	(55)	(34)

Net (Loss) Income Attributable to Lumos Networks Corp.	$(2,894)	$2,724

Basic and Diluted Earnings (Loss) per Common Share Attributable to Lumos Networks Corp. Stockholders:
Basic and diluted (loss) earnings per share	$(0.13)	$0.12

[1]	Includes equity-based compensation expense related to all of the Company’s share-based awards, annual employee bonuses paid in the form of immediately vested shares and the Company’s 401(k) matching contributions of $5.5 million and $1.2 million for the three months ended March 31, 2016 and 2015, respectively.
[2]	In the first quarter of 2016, the Company commenced a cost reduction plan involving an employee reduction-in-force. Restructuring charges of $2.2 million were recognized in the three months ended March 31, 2016 in connection with this plan, all of which related to employee severance and termination benefits.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2016	2015
Cash Flows from Operating Activities:
Net (Loss) Income	$(2,839)	$2,758
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	11,247	9,722
Amortization	644	2,146
Accretion of asset retirement obligations	34	34
Deferred income taxes	(982)	1,916
Gain on interest rate swap derivatives	—	(82)
Equity-based compensation expense	5,813	1,225
Amortization of debt issuance costs	1,099	413
Retirement benefits, net of cash contributions and distributions	94	(108)
Other	509	158
Changes in operating assets and liabilities, net	(3,241)	(1,082)

Net Cash Provided by Operating Activities	12,378	17,100

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(22,006)	(29,224)
Broadband network expansion funded by stimulus grant	—	(649)
Purchases of available-for-sale marketable securities	(6,732)	(22,853)
Proceeds from sale or maturity of available-for-sale marketable securities	43,125	10,220
Change in restricted cash	—	1,054
Cash reimbursement received from broadband stimulus grant	—	1,054

Net Cash Provided by (Used in) Investing Activities	14,387	(40,398)

Cash Flows from Financing Activities:
Proceeds from issuance of senior secured term loan	—	28,000
Payment of financing costs	—	(861)
Principal payments on senior secured term loans	—	(1,938)
Cash dividends paid on common stock	—	(3,152)
Principal payments under capital lease obligations	(107)	(98)
Proceeds from stock option exercises and employee stock purchase plan	28	17
Common stock repurchased to settle tax withholding obligations on employee stock awards	(2,308)	(176)
Other	—	20

Net Cash (Used in) Provided by Financing Activities	(2,387)	21,812

Increase (decrease) in cash and cash equivalents	24,378	(1,486)
Cash and cash equivalents:
Beginning of Period	13,267	14,140

End of Period	$37,645	$12,654

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Revenue, Gross Margin, Contribution Margin and Adjusted EBITDA
Revenue
Enterprise Data	$12,001	$11,935	$11,560	$11,298	$11,027
Transport	9,099	10,005	9,507	10,036	10,473
FTTC	8,529	7,892	7,556	6,755	6,267

Total Data	29,629	29,832	28,623	28,089	27,767
Residential and Small Business	15,828	16,379	16,560	17,010	17,265
RLEC Access	5,337	5,641	5,786	5,854	5,463

Total Revenue	$50,794	$51,852	$50,969	$50,953	$50,495
Gross Margin[1]
Data	84.6%	84.2%	83.7%	84.5%	85.8%
Residential and Small Business	64.3%	64.5%	64.4%	62.8%	62.3%
Contribution Margin[2]
Data	$23,390	$24,164	$22,500	$22,127	$22,446
Residential and Small Business	9,142	9,584	9,343	9,510	9,722
RLEC Access	5,192	5,486	5,609	5,684	5,299

Total Contribution Margin	$37,724	$39,234	$37,452	$37,321	$37,467
Contribution Margin Ratio[2]
Data	78.9%	81.0%	78.6%	78.8%	80.8%
Residential and Small Business	57.8%	58.5%	56.4%	55.9%	56.3%
RLEC Access	97.3%	97.3%	96.9%	97.1%	97.0%
Total Contribution Margin Ratio	74.3%	75.7%	73.5%	73.2%	74.2%
Adjusted EBITDA[2]
Data	$13,314	$14,303	$12,215	$12,158	$12,306
Residential and Small Business	5,149	5,341	5,020	5,400	5,402
RLEC Access	4,652	4,907	5,039	5,109	4,803

Total Adjusted EBITDA	$23,115	$24,551	$22,274	$22,667	$22,511
Adjusted EBITDA Margin[2]
Data	44.9%	47.9%	42.7%	43.3%	44.3%
Residential and Small Business	32.5%	32.6%	30.3%	31.7%	31.3%
RLEC Access	87.2%	87.0%	87.1%	87.3%	87.9%
Total Adjusted EBITDA Margin	45.5%	47.3%	43.7%	44.5%	44.6%

Capital Expenditures	$22,006	$35,557	$24,769	$26,125	$29,224
Adjusted EBITDA less Capital Expenditures	$1,109	$(11,006)	$(2,495)	$(3,458)	$(6,713)

Lumos Networks Corp.

Operating Results, Customer and Network Statistics (continued)

	Three months ended:
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Fiber Network Statistics
Fiber Route-Miles	8,734	8,607	8,408	8,100	7,955
Fiber Miles[3]	401,109	384,094	378,581	369,238	363,189
Fiber Markets	24	24	24	24	23
FTTC Unique Towers	1,252	1,099	1,030	976	907
FTTC Total Connections	1,592	1,440	1,363	1,307	1,236
On-Network Buildings	1,812	1,732	1,642	1,574	1,530
Data Centers[4]	36	34	33	32	31
Mobile Switching Centers	14	14	14	14	14

R&SB Statistics
Competitive Voice Connections	71,547	73,705	76,380	79,022	81,456
Video Subscribers	5,840	5,904	5,760	5,516	5,472
Fiber-to-the-Premise Broadband Connections[5]	7,849	7,649	7,300	6,845	6,625
Premises Passed by Fiber[6]	19,749	19,400	19,170	18,983	18,142

RLEC Access Lines	25,079	25,516	25,902	26,276	26,746

[1]	The Company had previously reported gross margin percentages that were calculated as the ratio of gross profit (total revenue less network access charges) to total revenue. Beginning in Q1 2016, the Company began reporting cost of revenue, which includes network access charges and certain other facilities rental costs and adjusted its measurement of gross margin to include these costs. Historical periods have been revised to be consistent with the current period presentation.
[2]	Contribution Margin, Contribution Margin Ratio, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. See definitions on page 3 of this earnings release.
[3]	Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 46 fibers per route as of March 31, 2016).
[4]	Data centers reported include both commercial and private data centers and Company-owned facilities offering commercial data center services.
[5]	During the first quarter of 2016, the Company revised its fiber-to-the-premise broadband connections as a result of enhanced system reporting capabilities. Historical fiber-to-the-premise broadband connections for prior quarters have been revised to reflect the updated information.
[6]	Includes residential and small business locations passed by fiber and available for service. Approximately 93% of the premises passed by fiber and available for service as of March 31, 2016 were residential.

Note: Certain prior period Adjusted EBITDA amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.

Reconciliation of Net (Loss) Income Attributable to Lumos Networks Corp. to Contribution Margin

(Dollars in thousands)	2016	2015
For The Three Months Ended March 31,
Net (Loss) Income Attributable to Lumos Networks Corp.	$(2,894)	$2,724
Net Income Attributable to Noncontrolling Interests	55	34

Net (Loss) Income	(2,839)	2,758
Income tax expense	(861)	2,009
Interest expense	6,989	3,486
Gain on interest rate swap derivatives	—	(82)
Other income, net	(174)	243

Operating Income	3,115	8,414
Depreciation and amortization and accretion of asset retirement obligations	11,925	11,902
Restructuring charges	2,207	633
Indirect operating costs	8,597	9,153
Corporate general and administrative costs, including equity-based compensation	11,880	7,365

Contribution Margin	$37,724	$37,467

Contribution Margin Ratio	74.3%	74.2%

Reconciliation of Net (Loss) Income Attributable to Lumos Networks Corp. to Adjusted EBITDA

(Dollars in thousands)	2016	2015
For The Three Months Ended March 31,
Net (Loss) Income Attributable to Lumos Networks Corp.	$(2,894)	$2,724
Net Income Attributable to Noncontrolling Interests	55	34

Net (Loss) Income	(2,839)	2,758
Income tax expense	(861)	2,009
Interest expense	6,989	3,486
Gain on interest rate swap derivatives	—	(82)
Other income, net	(174)	243

Operating Income	3,115	8,414
Depreciation and amortization and accretion of asset retirement obligations	11,925	11,902
Amortization of actuarial losses	338	337
Equity-based compensation	5,530	1,225
Restructuring charges	2,207	633

Adjusted EBITDA	$23,115	$22,511

Adjusted EBITDA Margin	45.5%	44.6%

Lumos Networks Corp.

Business Outlook 1 (as of May 5, 2016)

(In millions)	2016 Annual Guidance [1]
Operating Revenues	$206 to $210

Adjusted EBITDA	$93 to $96

Capital Expenditures	$85 to $95

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

Net (Loss) Income	$(2) to $1
Income tax expense	approximately $2
Interest expense	approximately $30

Operating Income	$30 to $33
Depreciation and amortization	approximately $50
Equity-based compensation	approximately $12
Amortization of actuarial losses	approximately $1

Adjusted EBITDA	$93 to $96

[1]	These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. first quarter earnings release dated May 5, 2016.